Nicor Inc.    Form 8-K
Exhibit 99.01
Nicor Inc.

SECOND AMENDED AND RESTATED AUTOMATIC DIVIDEND REINVESTMENT
AND STOCK PURCHASE PLAN

Holders of Nicor common and preferred shares may purchase additional common shares under Nicor’s Second Amended and Restated Automatic Dividend Reinvestment and Stock Purchase Plan (the “Plan”) by reinvesting the dividends paid on all or a portion of their shares and/or making direct cash purchases of $50 to up to $5,000 per month.

The price of shares purchased under the Plan is equal to the actual weighted average cost (including brokerage commissions) at which the shares are purchased on the open market by the Independent Purchasing Agent appointed by Nicor. Nicor will pay all costs of administration of the Plan other than brokerage commissions and fees associated with Plan sales.

The price of newly issued shares will be the average of the high and low sale prices of Nicor common stock (“Common Stock”) on the New York Stock Exchange as reported for the dividend payment or optional cash purchase date. If the dividend payment or optional cash purchase date is not a trading day, the preceding trading day will be used. In any case, the price will not be less than par.

Nicor’s common shares are listed on the New York Stock Exchange and Chicago Stock Exchange, under the symbol “GAS.”

March 14, 2011

WHERE YOU CAN FIND MORE INFORMATION

Nicor files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (SEC). You may read and copy any reports, statements or other information that Nicor files with the SEC at Nicor’s website (www.nicor.com) or at the SEC’s public reference room at the following location:

Public Reference Room
100 F Street, N.E. 450
Washington, DC 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public from commercial document retrieval services and at the Internet worldwide web site maintained by the SEC at http://www.sec.gov. Reports, proxy statements and other information concerning Nicor may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

Nicor will provide without charge to each stockholder, including any beneficial owner, upon their written or oral request, a copy of the information the company has filed with the SEC in its current form, other than certain exhibits to that information. Those requests should be directed to Investor Relations, Nicor Inc., P.O. Box 3014, Naperville, IL 60566-7014.

THE COMPANY

Nicor Inc. is a holding company. Gas distribution is Nicor Inc.’s primary business. Nicor Inc.’s subsidiaries include Nicor Gas Company, one of the nation’s largest distributors of natural gas, and Tropical Shipping, a leading transporter of containerized freight in the Bahamas and the Caribbean region. Nicor Inc. also owns several energy-related ventures, including Nicor Services, Nicor Solutions and Nicor Advanced Energy, which provide energy-related products and services to retail markets, and Nicor Enerchange, a wholesale natural gas marketing company.

PLAN ADMINISTRATOR

Nicor has appointed Wells Fargo Shareowner Services (a division of Wells Fargo Bank, N.A.), to administer the Plan (the “Administrator”). The Administrator will purchase and hold shares of stock for Plan participants, keep records, send statements and perform other duties required by the Plan.

By enrolling in the Plan, you are authorizing the Administrator to receive optional cash payments from you and dividends on your behalf, if you reinvest any portion of your dividends, and to apply these amounts to purchase shares of Nicor Common Stock.

INQUIRIES REGARDING THE PLAN AND YOUR PARTICIPATION IN THE PLAN

For information about the Plan, your participation in the Plan or shares in your account, you can contact the Administrator in any of the following ways:

By telephone	For Nicor shareholder service, including the sale of shares:
(866) 614-9640 or (651) 450-4064.

An automated voice response system is also available 24 hours a day, 7 days a week. Customer service representatives are available from 7:00 a.m. to 7:00 p.m. Central Time, Monday through Friday.

By Internet	For a Plan prospectus, enrollment, requests to sell, other inquiries or forms or requests to initiate certain account transactions:

www.shareowneronline.com

In writing	For account correspondence, to make a cash investment, to deposit certificates, request withdrawal of shares, request sale of shares or termination of participation:

Please be sure to include Nicor and your account number.	Wells Fargo Shareowner Services P.O. Box 64856 St. Paul, MN 55154-0856
or
Wells Fargo Shareowner Services 161 North Concord Exchange South St. Paul, MN 55075-1139

Please mention Nicor in all communication with the Administrator and provide your account number.

You may access your account online to view your share balance, track the estimated value of your holdings, view dividend history, sell shares, request a stock certificate, print duplicate statements, and obtain online forms and other information about your account. Your online account information is housed on the Administrator’s website at www.shareowneronline.com. On this website, you can register for online access to your account by clicking on “Sign Up Now!” under “I am a Current Shareowner.” You will need your 10-digit account number, your 12-digit Authentication ID and a valid email address. Your account number can be found on your dividend check, dividend deposit notice or account statement. If you do not have your Authentication ID, you may request one online or by phone. Your Authentication ID will be sent to your mailing address on file. Once you have successfully registered your online account, including the selection of a personal user name and password, you will be able to access your account information immediately. You will also receive written confirmation in the mail that your account has been activated for online access. After registration, future access to your online account can be obtained by providing your user name and password.

NICOR SECOND AMENDED AND RESTATED AUTOMATIC DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

Introduction

The Plan consists in its entirety of the questions and answers set forth below.

The Plan

1.      What is the purpose of the Plan?

The purpose of the Plan is to give holders of our Common Stock and preferred stock a convenient method of purchasing additional shares of Common Stock through the reinvestment of all or a portion of their dividends. Stockholders may also make optional cash payments of not less than $50 per payment to purchase additional shares of Common Stock. Optional cash payments of over $5,000 per month are accepted only at the company's discretion. (See Question 12.)

2.      Who will administer the Plan for participants?

Wells Fargo Shareowner Services (a division of Wells Fargo Bank, N.A.) (the “Administrator”) will administer the Plan for participants, perform the other duties relating to the Plan and mail statements of account to the participants. Common Stock purchased under the Plan will be registered in the name of the Administrator as agent for the participants in the Plan. The Administrator will hold and act as custodian of shares purchased under the Plan, including shares purchased with optional cash payments.

3.      What procedure will be followed when shares are purchased for participants?

The Administrator will acquire shares of Common Stock on behalf of participants through newly issued shares, by purchases by the Administrator or its affiliate(s) or agent(s) (the “Independent Purchasing Agent”) on the open market on any securities exchange where Nicor Common Stock is traded, on the over-the-counter market or by negotiated transactions. The Independent Purchasing Agent may make such open market purchases on such terms as to price, delivery and otherwise as the Independent Purchasing Agent may determine in its sole discretion, and neither Nicor, the Administrator nor any participant will have any authority or power to direct the time or price at which Common Stock may be purchased or the selection of the broker or dealer through whom purchases may be made, except that such purchases must be made in accordance with the terms of the Plan. The Independent Purchasing Agent may commingle each participant's funds with those of other participants for the purpose of executing purchases. For purposes of the Plan, all shares purchased will be deemed to have been acquired on the applicable dividend payment or optional cash purchase date and deemed to be credited to the participant's account on that date.

Purchase Price

4.      What is the purchase price of the shares to participants?

For shares purchased on the open market the purchase price of Nicor Common Stock will be the actual weighted average cost, including brokerage commissions, paid by the Independent Purchasing Agent. The timing of share purchases is at the discretion of the Independent Purchasing Agent. Any fraction of a cent per share will be rounded up. The dividend payment purchase dates are the cash dividend payment dates. The price of newly issued shares will be the average of the high and low sale prices of Nicor Common Stock on the New York Stock Exchange as reported for the dividend payment or optional cash purchase date. If the dividend payment or optional cash purchase date is not a trading day, the preceding trading day will be used. In any case, the price per share will not be less than the par value per share of the Common Stock.

Advantages

5.      What are the advantages of the Plan?

Participants in the Plan may reinvest all or a portion of the cash dividends paid on their shares of Common Stock and preferred stock in additional shares of Common Stock, and also may invest additional amounts by making optional cash payments. Optional cash payments may be made in amounts of not less than $50 per payment, with payments of more than $5,000 per month subject to Nicor’s discretion. (See Question 12.) Participants also achieve full investment of funds, because the Plan permits fractions of shares, as well as whole shares, to be credited to participants' accounts. (See Question 14.) Moreover, participants may deposit, for safekeeping in their Plan account, any physical stock certificates they may hold and thus be protected against the risks of loss, theft or destruction of such certificates (See Question 20).  Also, participants may sell Common Stock held in their Plan account.  (See Question 21). Statements of account will be issued after each transaction  to provide simplified record keeping.

Participation in the Plan

6.      Who is eligible to participate in the Plan?

All stockholders of record of Nicor’s Common Stock and preferred stock are eligible to participate in the Plan.  Nicor stockholders whose shares are registered in names other than their own, such as a broker or nominee, must either arrange with the registered owners to have all or a portion of their dividends reinvested or become holders of record by having those shares registered in their own names in order to participate in the Plan.

7.      How does an eligible stockholder participate?

An eligible stockholder may join the Plan at any time by completing an Authorization Form provided by the Administrator and returning it to Wells Fargo Shareowner Services, P.O. Box 64856, St. Paul, MN  55154-0856. Authorization Forms will be furnished to stockholders at any time upon request to the Administrator at the above address, by calling (866) 614-9640 or (651) 450-4064 or a stockholder can enroll at the Administrator’s website at www.shareowneronline.com.

8.      When may an eligible stockholder join the Plan?

An eligible stockholder may join the Plan at any time. If a properly completed Authorization Form is received by the Administrator on or before the first day of January, April, July or October (one month preceding each normal cash dividend payment date), the subsequent dividend amount will be used by the Independent Purchasing Agent to purchase shares of Common Stock for the account of the participant. If an Authorization Form is received after the first of the months mentioned above, the dividend payable on the next dividend payment date will be in cash and participation in the Plan will begin with the following dividend. For example, an August 1 cash dividend will be used to purchase shares of Common Stock under the Plan only if the Authorization Form is received on or before July 1.

9.      What does the Authorization Form provide?

The Authorization Form provides for the reinvestment of all or a portion of dividends paid on shares of stock owned. This includes certificated shares (shares held by you) and uncertificated shares (shares held for you in the Plan or through direct registration).

Dividend Reinvestment Options

10.      What are the options for reinvesting dividends?

As a participant in the Plan, you may elect to reinvest all, part or none of the dividends on your Nicor Common Stock and preferred stock for the purchase of additional shares of Nicor Common Stock. You must select one of the three dividend options on the enrollment form. If you complete and return an enrollment form without selecting a dividend option, your dividends will automatically be fully reinvested to purchase additional shares.

Full Dividend Reinvestment.  If you select full dividend reinvestment, cash dividends paid on all of your Nicor shares in the Plan will automatically be reinvested to purchase additional Nicor Common Stock.

Partial Dividend Reinvestment.  If you select partial dividend reinvestment, a portion of your cash dividend will be paid to you in cash, and the remainder will automatically be reinvested to purchase additional Nicor shares. To do this, you must specify the number of whole shares on which you wish to receive cash dividends. You may choose to have these cash dividends directly deposited to your designated U.S. bank account or sent to you by check.

All Cash (No Dividend Reinvestment).  If you select all cash (no dividend reinvestment), your dividend will be paid to you in cash. You may choose to have these cash dividends directly deposited to your designated U.S. bank account or sent to you by check.

To have your dividends directly deposited to your designated bank account, you must complete and return a Direct Deposit Authorization Form. You can request a copy of the Direct Deposit Authorization Form from the Administrator at (866) 614-9640 or (651) 450-4064. You also can authorize the direct deposit of dividends when you enroll online or access your account online at www.shareowneronline.com.

11.      Can I change my dividend option under the Plan?

Stockholders may change their dividend participation option at any time by contacting the Administrator. You may make such a request by
•	telephoning the Administrator at (866) 614-9640 or (651) 450-4064,
•	accessing your account through the Administrator’s web site at www.shareowneronline.com, or
•	writing to the Administrator – Wells Fargo Shareowner Services, P.O. Box 64856, St. Paul, MN 55154-0856.

The Administrator must receive your request on or before a dividend record date in order for your request to be effective for that dividend. Otherwise, your request will be effective for the following dividend.

Optional Cash Payments

12.      What is the procedure for making optional cash payments?

To make optional cash payments by check.  Any stockholder of record is eligible to make optional cash payments after joining the Plan. Cash payments must be a minimum of $50 each and may exceed $5,000 per month only at Nicor’s discretion. Cash received by the last working day of each month will be used to purchase additional shares of Common Stock as of the next optional cash purchase date. Optional cash purchase dates are the first day of each month. A form for making optional cash payments is attached to each participant’s statement of account. (See Question 17.) In order to have optional cash payments invested, return the completed form to the Administrator, with a check payable to “Wells Fargo Shareowner Services – Nicor”. The same amount of cash need not be sent each time an optional cash payment is made and there is no obligation to make optional cash payments.

One-time bank debit.  Any stockholder of record is eligible to make additional cash investments after joining the Plan by going to the Administrator’s website at www.shareowneronline.com and authorizing a one-time online bank debit from an account at a U.S. bank or financial institution. One-time online optional cash payment funds will be held by the Administrator for three banking days before they are invested. You should refer to the online confirmation for your bank account debit date and investment date. When investing by one-time online bank debit, you do not need to invest the same amount each time and you are under no obligation to make investments in any month or at any particular time.

Automatic withdrawal from your bank account.  Any stockholder of record after joining the Plan is eligible to make additional cash investments on a regular, recurring basis by authorizing an Automated Clearing House (ACH) withdrawal from your account at a U.S. bank or financial institution. You can authorize funds to be withdrawn from your account on the 25th day of each month. If the 25th day is not a business day, your funds will be withdrawn on the next business day. This feature enables you to make ongoing investments without writing a check. To authorize automatic withdrawals, you must complete an Authorization Form for Automatic Deductions which can be obtained by calling the Administrator or by accessing your account through the Administrator’s website at www.shareowneronline.com. Your request will be processed and will become effective as promptly as practicable; however, you should allow four to six weeks for your first investment to be initiated. Automatic deductions will continue at the level you set until you change your instructions by notifying the Administrator.

The Administrator will assess you a fee of $35 if any optional cash payment is returned unpaid, whether the investment was made by check or an attempted automatic withdrawal from your bank account. By enrolling in the Plan, you authorize the Administrator to deduct this fee by selling shares from your Plan account.

NO INTEREST WILL BE PAID ON OPTIONAL CASH PAYMENTS.  Therefore, it is suggested that optional cash payments be sent to the Administrator no more than fifteen (15) days before an optional cash purchase date. Reasonable mail delay time should be taken into account so that receipt by the Administrator is on a timely basis. A request to return optional cash payments will be honored if a written request is received by the Administrator two business days prior to the date on which such amounts would otherwise be invested.

13.      How do I change or stop automatic deductions?

You may change or stop automatic deductions by
•	calling the Administrator at (866) 614-9640 or (651) 450-4064,
•	accessing your account through the Administrator’s website at www.shareowneronline.com, or
•	completing and submitting to the Administrator a new Authorization Form for Automatic Deductions.

If you close or change a bank account number, a new Authorization Form for Automatic Deductions must be completed.

Purchases

14.      How many shares will be purchased for participants?

The number of shares, including fractional shares, so purchased will depend on the amount of dividends reinvested, the amount of optional cash payments, if any, and the price per share as determined under Question 4. Both whole and fractional shares will be purchased, with the latter computed to three decimal places. Shares purchased, including fractional shares, will be credited to the participant’s account.

Withdrawal

15.      How does a participant withdraw from the Plan?

In order to withdraw from the Plan, a participant must notify the Administrator in writing or by telephone of the desire to withdraw. A form for withdrawal of all or a portion of the shares being held in the Plan is printed on the participant’s statement of account. Written notice should be addressed to Wells Fargo Shareowner Services, P.O. Box 64856, St. Paul, MN  55154-0856. In the event of a withdrawal, or in the event of termination of the Plan by Nicor, STATEMENTS OR CERTIFICATES FOR WHOLE SHARES CREDITED TO THE PARTICIPANT’S ACCOUNT UNDER THE PLAN WILL BE ISSUED and if necessary, a cash payment will be made for any fractional shares based on the average of the high and low sales prices of Nicor Common Stock on the New York Stock Exchange Composite Transactions reported for the date the withdrawal notice is received by the Administrator, or on the termination date, or on the next previous trading day if the withdrawal or termination date is not a trading day.

16.      When may a participant withdraw from the Plan?

A participant may withdraw from the Plan at any time subject to the following conditions:

If a request to withdraw is received by the Administrator before the first day of January, April, July, or October (one month preceding each normal cash dividend payment date), a check will be sent to the participant for the subsequent dividend payment plus any optional cash payments received by the Administrator which would otherwise have been invested as of that dividend payment date. For example, if the Administrator receives a withdrawal notice before July 1, the August 1 dividend, any optional cash payments then held, and all subsequent dividends, will be paid directly to the withdrawing participant.

If a request to withdraw is received by the Administrator after the first day of January, April, July, or October, the subsequent dividend plus any optional cash payments received by the Administrator will be used to purchase shares of Common Stock under the Plan. Withdrawal requests received during January, April, July, or October will not be processed until the following month, so that the shares purchased with the subsequent dividend can be included. For example, if the Administrator receives a withdrawal notice during July, the August 1 dividend will be invested in additional shares of Common Stock and the withdrawal will be processed in August. In this example, the November 1 dividend and all subsequent dividends will be paid directly to the withdrawing participant.

After withdrawing from the Plan, a stockholder may re-enroll, if they are a stockholder of record, by sending a new Authorization Form to the Administrator. (See Questions 7 and 8.)

Account Statements

17.      How will the participant be advised of purchases of stock?

Each participant in the Plan will receive a statement of account as soon as practicable after each purchase date. These statements are a participant’s continuing record of the cost of shares purchased and should be retained for income tax purposes. Each participant will receive copies of all communications sent to other stockholders including Nicor’s Annual Report to Stockholders, Notices of Annual and Special Meetings of Stockholders, Proxy Statements and income tax information for reporting dividends paid.

Dividends

18.      Will participants be credited with dividends on shares held in their account under the Plan?

Yes. Nicor pays dividends, as declared, to the stockholders of record of all of its shares of stock. As the holder of record for Plan participants, the Administrator, will receive dividends for all Plan shares held on the record date. It will use those dividends to purchase additional shares of Common Stock.

Stock Certificates

19.      Will stock certificates be issued for shares of Common Stock purchased?

No. The number of shares credited to an account under the Plan will be shown on the participant’s statement of account. This service protects against, loss, theft or destruction of stock certificates.

Certificates for any number of whole shares credited to an account under the Plan will be issued upon the written request of a participant. A form for withdrawal of all or a portion of the shares being held in the Plan is printed on the participant’s statement of account. Any remaining full shares and fractional shares will continue to be credited to the participant’s account. (See Question 26.)

Shares credited to an account of a participant in the Plan and held by the Administrator may not be pledged or otherwise hypothecated. A participant who wishes to pledge such shares must first request that a certificate for such shares be issued.

When certificates are issued, they will be registered in the participant’s name as shown on the Administrator’s stockholder records. Certificates for fractional shares will not be issued under any circumstances.

20.      What is the safekeeping feature of the Plan and how does it work?

As a participant in the Plan, you may deposit for safekeeping any Common Stock certificates now registered in your name for credit to your account under the Plan. There is no charge for this service, and by making the deposit, you will be relieved of the responsibility for loss, theft or destruction of the certificates.

It is recommended that certificates be sent to the Administrator by registered mail, return receipt requested, and properly insured. Participants should also include the applicable section of their statement of account or a letter requesting that the certificates be deposited to their account. THE STOCK CERTIFICATES SHOULD NOT BE ENDORSED.

21.      How can Plan shares be sold?

You can sell all or any portion of the book-entry shares that are credited to your Plan account by contacting the Administrator. You can contact the Administrator to request a sale by
•	telephoning the Administrator at (866) 614-9640 or (651) 450-4064,
•	accessing your account through the Administrator website at www.shareowneronline.com, or
•	completing and submitting the applicable section of your account statement.

If you want to sell any shares through the Plan that are held in stock certificate form, the shares must first be deposited and converted into book-entry shares.

Upon receipt of a request to sell your Plan shares, the Administrator will make every effort to process your order on the day that it is received. To do so, your sale instructions must be received by 1:00 p.m. Eastern time on a business day during which the Administrator and the New York Stock Exchange are open. Sales will be made through a broker-dealer that may be affiliated or unaffiliated with the Administrator at the then current market price. The Administrator will promptly mail you a check for the proceeds, less applicable service and processing fees. See “Plan fees” below.

Administrator has sole discretion in all matters related to the sale. You cannot specify a price or time to sell your book-entry Plan shares.

All sale requests having an anticipated market value of $25,000 or more are required to be submitted in written form. In addition, all sale requests within thirty (30) days of an address change to your account are required expected to be submitted in written form.

You also can choose to sell your shares through a stock broker of your choice by requesting a certificate for your shares and delivering the certificate to your broker. Alternatively, you can authorize the Administrator to transfer your shares electronically to your brokerage account through the Direct Registration System.

22.      Do I have timing and control of when my shares will be sold?

Because the Administrator will sell the shares on behalf of the Plan, neither Nicor nor any participant in the Plan has any authority or power to control the timing or pricing of shares sold or the selection of the broker making the sale.

Therefore, you will not be able to precisely time your sales through the Plan and will bear the market risk associated with fluctuation in the price of Nicor Common Stock. That is, if you send in a request to sell shares, it is possible that the market price of Nicor common stock could go down or up before the stock is sold. In addition, you will not earn interest on a sales transaction.

23.      How can I terminate participation in the Plan?

You may terminate participation in the Plan at any time by notifying the Administrator. You can contact the Administrator by
•	telephoning the Administrator at (866) 614-9640 or (651) 450-4064, or
•	completing and submitting the tear-off portion of your account statement

24.      Can my participation be terminated in the Plan?

When you request termination of participation in the Plan, you must choose to (i) sell your shares held by the Administrator; or (ii) keep your whole shares in book entry form with the Administrator and receive a check for the fractional share; or (iii) receive a certificate for your full shares and a check for the fractional share. Upon termination, your participation in the Plan will be terminated and any future dividends will be paid by check or direct deposit to your bank account.

At its discretion, Nicor may instruct the Administrator to close any Plan account that contains less than one share of our common stock. The fractional share in your Plan account will be sold at the then current market price of Nicor common stock, less a processing fee which includes any brokerage commission the Administrator is required to pay. A check for the net sale proceeds will be mailed to your address of record.

In the event you have been reinvesting your dividends and your notice of termination is received by the Administrator near a record date for a dividend payment, the Administrator, in its sole discretion, may either distribute that dividend in cash or reinvest it in shares on your behalf. In the event the dividend is reinvested, the Administrator will process your termination as soon as practicable, but in no event later than five business days after the purchase is completed.

Nicor reserves the right to deny, suspend or terminate participation by a shareholder who is using the Plan for purposes inconsistent with the intended purpose of the Plan. In such event, the Administrator will notify the shareholder in writing and will continue to safekeep the shareholder’s shares but will no longer accept optional cash investments or reinvest the shareholder’s dividends.

Nicor also reserves the right to terminate participation of any shareholder if it deems it advisable under any laws or regulations.

Plan Fees

25.      What are the Plan Fees?

Enrollment for new investors	No Charge

Plan fees
Purchase of shares
Reinvestment of dividends	No Charge
Optional cash investments via check, one-time online
bank debit or automatic investment	No Charge

Purchase Commission	$0.06 per share

Sale of shares
Service fee	$15.00 per sale transaction
Processing fee (includes any brokerage commission
the Administrator is required to pay)	$0.10 per share sold

Direct deposit of net sale proceeds	$5.00 per transaction

Gift or transfer of shares	No Charge
Safekeeping of stock certificates	No Charge
Certificate issuance	No Charge
Returned checks or failed automatic withdrawal	$35.00 per item
Prior year duplicate statements	$15.00 per year

The Administrator will deduct the applicable fees from the proceeds from a sale.

Other Information

26.      What happens when participants sell or transfer all of the shares registered in their names on the books of Nicor other than shares held in the Plan?

When participants dispose of all shares of Nicor stock registered in their names, the Administrator will continue to invest the dividends on the shares credited to their accounts under the Plan until otherwise notified.

27.      What happens if Nicor has a rights offering?

In the case of a Common Stock rights offering, Plan participants will receive rights based upon whole shares of Common Stock registered in their names as of the record date for any such rights offered, and whole shares credited to their accounts under the Plan as of the record date.

28.      What happens if Nicor issues a stock dividend or declares a stock split?

Any stock dividend or split shares distributed by Nicor on shares held directly by the participant and registered in the participant’s name or shares credited to the account of a participant under the Plan will be added to the participant’s account unless the participant instructs the Administrator otherwise at least 10 days prior to the stock dividend or stock split payment date. The Administrator will issue a certificate(s) for any stock dividend or split shares credited to a participant’s account to the participant only upon written request to the Administrator.

29.      What are the federal income tax consequences of participation in the Plan?

The following is a brief summary of certain material federal income tax consequences with respect to participation in the Plan by individuals. It does not address all potentially relevant federal tax matters, including consequences to a person or entity subject to special provisions of federal tax laws. You are urged to consult your own tax advisors with respect to the federal, state, local and foreign tax consequences of participation in the Plan and subsequent disposition of shares acquired pursuant to the Plan. Your account statements are your continuing record of the cost of shares purchased under the Plan and should be retained for income tax purposes.

In general, participants in the Plan who elect to automatically reinvest cash dividends will be treated, for Federal income tax purposes, as having received, on the dividend payment date, a distribution in an amount equal to the fair market value of the shares (as of the date of distribution) acquired with the participant’s reinvested dividends. Generally, the distribution will be taxable to participants as ordinary dividend income to the extent of Nicor’s current or accumulated earnings and profits, as determined for Federal income tax purposes. The tax basis of shares or any fraction of a share purchased with reinvested dividends will equal the fair market value of such shares or fractional share, as reported to the participants on their account statements.

Alternatively, when the Independent Purchasing Agent purchases stock for a participant’s account on the open market with reinvested dividends, the participant must include in gross income as a dividend an amount equal to the full amount of the cash dividend used to purchase those shares. The participant’s basis in the plan shares held for his or her account will be the actual weighted average cost of the shares to the Independent Purchasing Agent including an allocable share of any brokerage commissions paid by the Independent Purchasing Agent.

The participant’s basis in the shares acquired with optional cash payments will be the actual weighted average cost of the shares to the Independent Purchasing Agent including an allocable share of any brokerage commissions paid by the Independent Purchasing Agent.

A participant will not realize any taxable income when certificates for shares credited to the participant’s account under the Plan are issued to the participant, whether upon request or upon withdrawal from or termination of the Plan, unless a fraction of a share is sold in connection with the withdrawal or termination.

A participant may realize gain or loss when shares (or a fraction of a share) are sold. The amount of any such gain or loss will be the difference between the amount which the participant receives for his or her shares (or fraction of a share) and their tax basis. The gain or loss will be capital in character if the shares (or fraction of a share) are a capital asset in the hands of the participant.

Federal law requires backup withholding (based upon the current applicable rate) from the amount of dividends and the proceeds of any sale of fractional shares if: (i) a participant fails to certify that he or she is not subject to backup withholding and that the taxpayer identification number on his or her account is correct (on IRS FormW-9 if the participant is a U.S. person); or (ii) the IRS issues a notification that the participant is subject to backup withholding. Participants who are not U.S. persons must provide an IRS FormW-8BEN to avoid backup withholding; and additional U.S. income tax withholding that is not fully discussed herein may apply. Any amounts withheld will be deducted from the dividends and/or from the proceeds of any sale of fractional shares, and the remaining amount will be reinvested or paid to the participant as instructed.

A participant’s holding period for shares acquired pursuant to the plan will begin on the day following the day on which the shares are credited to the participant’s account.

30.      How will participants’ shares held under the Plan be voted at meetings of stockholders?

For each meeting of stockholders, participants will receive proxies which will enable them to vote shares registered in their names and also shares credited to their accounts under the Plan.

31.      Who interprets and regulates the Plan?

Nicor and its Administrator reserve the right to interpret and regulate the Plan, as it deems desirable or necessary, in connection with its operation.

32.      May the Plan be modified or discontinued?

Nicor reserves the right to suspend, modify or terminate the Plan at any time. All stockholders, both participants and non-participants in the Plan, will be notified of any suspension, termination or significant modification to the Plan. If the Plan is terminated, shares held in the participant’s account will be distributed as described in Question 13.

33.      What is the responsibility of Nicor and Administrator under the Plan? (Limitation of Liability)

Participants should recognize that Nicor cannot assure them of a profit or protect them against loss on the shares purchased by them under the Plan.

The Administrator, its nominee and Nicor shall have no responsibility beyond the exercise of ordinary care for any action taken or omitted pursuant to the Plan, nor shall they have any duties, responsibilities or liabilities except such as are expressly set forth herein.

In administering the Plan, neither Nicor, the Administrator nor any independent agent selected by the Administrator shall be liable for any good faith act or omission to act, including but not limited to any claim of liability (i) arising out of the failure to terminate a participant’s account upon such participant’s death prior to receipt of a notice in writing of such death, (ii) with respect to the prices or times at which shares are purchased or sold, or (iii) as to the value of the shares acquired for participants.  Selling participants should be aware that the share price of Nicor’s common stock may fall or rise during the period between a request for sale, its receipt by the Administrator, and the ultimate sale in the open market.  Participants should evaluate these possibilities while deciding whether and when to sell any shares through the Plan.  The price risk will be borne solely by the participant.

The Administrator is acting solely as agent of Nicor and owes no duties, fiduciary or otherwise, to any other person by reason of this Plan, and no implied duties, fiduciary or otherwise, shall be read into this Plan. The Administrator undertakes to perform such duties and only such duties as are expressly set forth herein, to be performed by it, and no implied covenants or obligations shall be read into this Plan against the Administrator or Nicor.

In the absence of negligence or willful misconduct on its part, the Administrator, whether acting directly or through agents or attorneys, shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties hereunder.  In no event shall the Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if the Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The Administrator shall: (i) not be required to and shall make no representations and have no responsibilities as to the validity, accuracy, value or genuineness of any signatures or endorsements, other than its own; and (ii) not be obligated to take any legal action hereunder that might, in its judgment, involve any expense or liability, unless it has been furnished with reasonable indemnity.

The Administrator shall not be responsible or liable for any failure or delay in the performance of its obligations under this Plan arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities; computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the Administrator shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

The Administrator is authorized to choose a broker, including an affiliated broker, at its sole discretion to facilitate purchases and sales of Nicor common stock by Plan participants.  The

Administrator will furnish the name of the registered broker, including any affiliated broker, utilized in share transactions within a reasonable time upon written request from the participant.
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